UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 11, 2017

SUN BANCORP, INC.

Exact name of registrant as specified in its charter
New Jersey (State or other jurisdiction of incorporation	0-20957 (SEC Commission File No.)	52-1382541 (I.R.S. Employer Identification No.)

350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (856) 691-7700
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
Results of 2017 Annual Meeting of Shareholders
On May 11, 2017, Sun Bancorp, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Meeting").  As of the close of business on the record date for the Meeting, there were a total of 19,057,297 shares of common stock outstanding and entitled to vote at the Meeting.  At the Meeting, 17,727,476 shares of common stock were represented in person or by proxy, therefore a quorum was present.  Four proposals were presented and voted on.  Set forth below are the final results for all proposals.
First Proposal – Election of Eleven Directors.
The following eleven directors were nominated to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2018, or until their successors shall have been duly elected and qualified.  The eleven directors received the requisite plurality of votes cast at the Meeting, as indicated below, and were therefore elected to serve as directors of the Company.  The voting results for each director nominee also represent a majority of votes cast with respect to his or her election.

Nominee	For	Withheld	Broker Non-Vote
Jeffrey S. Brown	15,356,124	1,223,399	1,147,953
Sidney R. Brown	15,356,124	1,223,399	1,147,953
Anthony R. Coscia	16,544,779	34,744	1,147,953
F. Clay Creasey, Jr.	16,542,625	36,898	1,147,953
Peter Galetto, Jr.	16,331,393	248,130	1,147,953
Eli Kramer	16,254,731	324,792	1,147,953
James B. Lockhart III	16,539,195	40,328	1,147,953
William J. Marino	16,440,887	138,636	1,147,953
Thomas M. O'Brien	16,450,977	128,546	1,147,953
Keith Stock	16,543,454	36,069	1,147,953
Grace C. Torres	16,457,225	122,298	1,147,953

Second Proposal – Approval of an Advisory, Non-binding Resolution to Approve the Company's 2016 Executive Compensation.
The approval of the advisory, non-binding resolution regarding the compensation paid to the Company's named executive officers for 2016 as disclosed in the Company's 2017 proxy statement was approved by the requisite majority of the votes cast by shareholders present at the Meeting, in person or by proxy, as indicated below:
For:	14,226,667
Against:	2,330,797
Abstained:	22,059
Broker Non-votes:	1,147,953

Third Proposal – Advisory, Non-binding Vote Recommending the Frequency of the Advisory, Non-binding Vote on Executive Compensation.

The requisite majority of the votes cast by shareholders present at the Meeting, in person or by proxy, voted in favor of recommending that the advisory, non-binding vote on executive compensation be held every year, as indicated below:
Every year:	15,348,470
Every two years:	18,945
Every three years:	1,192,465
Abstain:	19,643
Broker Non-votes:	1,147,953

At a meeting held on May 11, 2017, immediately following the Meeting, the Board of Directors of the Company considered the foregoing advisory vote.  Consistent with the stated preference of the Company's shareholders, the Board of Directors of the Company has determined that the Company will include an advisory vote on executive compensation in the Company's proxy materials on an annual basis, until such time as another advisory vote is held on the frequency of advisory votes on executive compensation.

Fourth Proposal – Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the Fiscal Year Ending December 31, 2017.

For:	17,718,341
Against:	5,950
Abstain:	3,185
Broker Non-votes:	0

The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017 was approved by the requisite majority of the votes cast by shareholders present at the Meeting, in person or by proxy, as indicated below:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Sun Bancorp, Inc.

Date: May 15, 2017	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel